UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 25, 2019
WORKHORSE GROUP INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53704	26-1394771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
100 Commerce Drive, Loveland, Ohio 45140
(Address of principal executive offices) (zip code)
(513) 360-4704
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	WKHS	The Nasdaq Capital Market

Item 5.07. Submission of Matters to a Vote of Security Holders.

Workhorse Group Inc. (the "Company") held its Annual Meeting on November 25, 2019 in Loveland, Ohio. Of the 66,189,613 shares of Common Stock outstanding on October 1, 2019, the record date, 46,152,928 shares were represented at the Annual Meeting, in person or by proxy, constituting a quorum. The proposals considered at the Annual Meeting are described in detail in the Proxy Statement. The proposals described below were voted upon at the Annual Meeting and the number of votes cast with respect to each proposal was as set forth below:

(1)Elect six directors until his successor is duly elected and qualified, or until his earlier death, resignation or removal. The six directors receiving the highest vote were appointed to the board. The following Directors were elected to the board.

	For	Withheld
Raymond J. Chess	8,164,687	5,756,621
Harry DeMott	8,238,352	5,712,956
H. Benjamin Samuels	12,697,529	1,253,779
Gerald B. Budde	12,547,890	1,403,418
Duane Hughes	13,320,038	631,270
Michael Clark	12,414,070	1,537,238

(2)Ratify the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for the year ending December 31, 2019. This matter was determined based on majority of the shares cast.

For	Against	Abstain
44,924,921	645,458	582,549

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
104	Cover page from this Current Report on Form 8-K, formatted as Inline XBRL

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORKHORSE GROUP INC.

Date: November 26, 2019	By:	/s/ Duane Hughes
	Name: Title:	Duane Hughes Chief Executive Officer

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